Exhibit 99.1

One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103

Contact:

Media	Analysts	Investors
Susan Gallagher	Doug Fischer	Investor Services
(314) 554-2175	(314) 554-4859	800-255-2237
sgallagher@ameren.com	dfischer@ameren.com	invest@ameren.com

Ameren Corporation Announces Creation of Separate

Transmission Business, Files for Federal Energy Regulatory

Commission Rate Treatment for New Projects

St. Louis, Mo., Aug. 2, 2010 — Ameren Corporation (NYSE: AEE), announced today the formation of a new subsidiary dedicated to electric transmission infrastructure investment, expanding Ameren’s already robust transmission system of more than 7,400 circuit miles of high-voltage transmission lines in Missouri and Illinois.

The new company—Ameren Transmission Company (ATX)—will build greenfield transmission projects initially within Illinois and Missouri, with the potential for expanding to other areas in the future. The company has identified more than $3 billion of transmission investment opportunities that could be completed in the two states over the next 10 to 15 years.

Ameren also announced today that it is filing a petition with the Federal Energy Regulatory Commission (FERC) for pre-approval of certain rate treatments for its proposed initial portfolio of transmission projects, the Grand Rivers projects, a collection of high voltage transmission projects in Missouri and Illinois representing a combined investment opportunity of over $1.3 billion. The rate treatments from the FERC are expected to provide a financial structure required for ATX to move forward with strengthening the transmission system on which our region and nation depend. Similar treatments have already been granted by the FERC for similar transmission investments.

“ATX will invest in transmission that will improve reliability, improve access to renewable energy resources, enhance the efficiency of regional energy markets, help pave the way to a smarter grid, and bring significant jobs and other economic benefits to the region,” said Thomas R. Voss, chairman, president and chief executive officer of Ameren Corporation.

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“We expect the investments of this new company to make our region even more attractive to commerce and industry,” he added. “Ameren has long been recognized as having a strategic strength in transmission infrastructure, due, in part, to the geographic position and scope of the existing transmission assets owned by its utility companies. The creation of a separately chartered transmission company highlights our strategic focus on transmission development.”

While Ameren’s regulated local electric utilities will continue to own existing transmission facilities and related new assets, ATX will invest in, and own, new major transmission projects.

This new structure continues to support Ameren’s integrated transmission system, providing coordinated management of all transmission facilities across Ameren companies’ 64,000-square-mile service territory.

“Customers can expect to benefit from improved reliability and more efficient energy markets as new lines are built,” said newly named ATX President and Chief Executive Officer Maureen Borkowski, who has led Ameren’s transmission function since 2005 and has more than 25 years experience in the utility industry. “New transmission development will also help Ameren pursue its environmental goals by supporting the integration of renewable resources to meet renewable portfolio standards both in Illinois and Missouri.”

Voss added, “This focus on transmission development is all about our vision of leading the way to a secure energy future and about our commitment to providing safe, reliable, environmentally responsible electricity at a reasonable cost.”

Today’s petition for rate treatments with the FERC is being filed on behalf of the newly formed transmission company, Ameren Services, and Ameren utility operating companies—AmerenCILCO, AmerenCIPS, AmerenIP and AmerenUE. Borkowski noted, “The rate treatment and cost recovery mechanisms requested from the FERC are necessary to fund these transmission investments. In the long run, this leads to a stronger electric infrastructure and lower rates for customers.”

Ameren is requesting approval for the following rate mechanisms for its initial portfolio of Grand Rivers projects:

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Full recovery of financing costs associated with construction work in progress and of prudently incurred costs in developing project facilities that might later be abandoned due to issues outside the company’s control;

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Use of a hypothetical capital structure reflecting the capital structure of the Ameren Illinois utilities (AmerenCILCO, AmerenCIPS and AmerenIP), as of Dec. 31, 2009, which would afford ATX a capital structure that resembles that of a utility company; and

•	Permission to allow ATX to recover operating and maintenance costs incurred in the early development stages of projects.

The FERC is expected to rule on Ameren’s request within 60 days.

ATX expects to operate as a transmission-owning member of the Midwest Independent Transmission System Operator, Inc. (Midwest ISO), a regional transmission organization serving a 13-state region, including the service territories of the Ameren utilities. Several of the Grand Rivers projects are included in the recently announced Midwest ISO multi-value transmission projects. The transmission rates of ATX would be regulated by the FERC under the Midwest ISO tariff.

With assets of approximately $24 billion, Ameren companies serve approximately 2.4 million electric customers and almost one million natural gas customers in a 64,000-square-mile area of Missouri and Illinois.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	regulatory or legislative actions, including changes in regulatory policies;

•	changes in laws and other governmental actions, including monetary and fiscal policies;

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the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•	increasing capital expenditure and operating expense requirements;

•	the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	prices for power in the Midwest, including forward prices;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

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•	disruptions of the capital markets or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	generation, transmission, and distribution asset construction, installation and performance;

•	impairments of long-lived assets or goodwill;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

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the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases and energy efficiency, will be enacted over time, which could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or otherwise have a negative financial effect;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ facilities or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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